UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     March 2, 2005

INVISA, INC.

(Exact name of registrant as specified in its charter)

        Nevada      000-50081  65-1005398

        (State or other jurisdiction                       (Commission  (IRS Employer
        of Incorporation)                            File Number)   Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code  (941) 355-9361

4400 Independence Court, Sarasota, Florida 34234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Invisa, Inc. ("Invisa") announced on March 2, 2005 that the Original Equipment and Distribution License Agreement executed between Invisa and Rytec Corporation ("Rytec") has been amended pursuant to a letter agreement (the "Amendment"), a copy of which is attached hereto. The $300,000 paid to Invisa by Rytec as an advance against future product delivery will be recognized by both companies as compensation for development efforts in 2005. The compensation will be reported in increments of $75,000 over the four quarters of fiscal (calendar) 2005. As consideration for the Amendment, Rytec will receive “Most Favored Nation” pricing on Invisa sensors.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description
10.1	Copy of Letter Amending the Distribution Agreement
99.1	Copy of Press Release dated March 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: March 7, 2005	By:	/s/ Herbert M. Lustig

Title: President & CEO